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                                                                   EXHIBIT 10.17

                           RECEIVABLES SALE AGREEMENT

                                   Dated as of

                                January 23, 2003

                                 by and between

                          MPOWER COMMUNICATIONS CORP.,

                         as Seller and Subservicer, and

                            RFC CAPITAL CORPORATION,

                                  as Purchaser

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      RECEIVABLES SALE AGREEMENT (the "Agreement"), dated as of January 23,
2003, by and between MPOWER COMMUNICATIONS CORP., a Nevada corporation, as Seller and Subservicer, and RFC CAPITAL CORPORATION, a Delaware corporation, as Purchaser.

                                    RECITALS

      A. The Seller desires to sell certain of its telecommunication receivables and the Purchaser is a corporation formed for the purpose of purchasing certain telecommunication receivables from time to time.

      B. The Purchaser shall retain the complete right and ultimate authority to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement.

      C. The Purchaser desires that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables.

      D. The Seller has been requested and is willing to act as the Subservicer.

      NOW, THEREFORE, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

      Section 1.1. Certain Defined Terms. In addition to the terms defined above, the capitalized terms used in this Agreement shall have the following meanings:

      "ADVERSE CLAIM" means any claim of ownership, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement having the effect of a lien or security interest.

      "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

      "BASE RATE" means, as of any Purchase Date, a variable rate equal to the prime lending rate as listed in The Wall Street Journal, Midwest Edition, plus two percent (2.0%) per annum.

      "BILLED AMOUNT" means, with respect to any Receivable the amount billed or to be billed to the related Payor.

      "BILLING AND COLLECTION AGENT" means the party performing billing and collection services for and on behalf of the Seller pursuant to the terms of a Billing and Collection Agreement.

      "BILLING AND COLLECTION AGREEMENT" means any written agreement whereby a party is obligated to provide end-user billing and collection services with respect to the Seller's accounts.

      "BILLING DATE" means the date on which the original invoice with respect to a Receivable was submitted to the related Payor which shall be not more than 45 days from the date on which telecommunication services were provided to the end user of such services.

      "BUSINESS DAY" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio.

      "CARRIER" means a provider of telecommunication services which services are resold by the Seller.


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      "CARRIER AGREEMENT" means any written agreement, contract or arrangement whereby a Carrier is obligated to provide certain services to the Seller.

      "CLEARINGHOUSE AGENT" means the party performing services for and on behalf of the Seller pursuant to the terms and provisions of a Clearinghouse Agreement.

      "CLEARINGHOUSE AGREEMENT" means any written agreement, contract or arrangement other than a Carrier Agreement or a Billing and Collection Agreement whereby a party is obligated to perform certain services for the Seller, including, without limitation, processing certain information provided by the Seller to the Clearinghouse Agent and remitting such processed information to one or more Billing and Collection Agents for billing and collection of Seller's accounts.

      "CLOSING DATE" means January 23, 2003.

      "COLLATERAL" shall have the meaning set forth on Exhibit F.

      "COLLECTION ACCOUNT" means the account titled "Collection Account" established pursuant to Section 3.1.

      "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

      "COLLECTION ANALYSIS FEE" means an amount, determined by Purchaser in connection with each of its periodic audits, equal to .5% of all Collections received in an account other than the Lockbox Account.

      "CONCENTRATION LIMIT" means an amount equal to 5% of the aggregate outstanding Net Value.

      "CONTRACT" means an agreement (or agreements) pursuant to, or under which a Payor shall be obligated to pay for telecommunication services rendered by the Seller from time to time.

      "CREDIT RESERVE REQUIREMENT" means, as of any Purchase Date, an amount equal to 5.00% of the Net Value of Purchased Receivables including (a) Defaulted Receivables to the extent not repurchased and (b) those Receivables to be purchased on such Purchase Date.

      "CUSTOMER BASE" means all of the Seller's past, present and future customer contracts, agreements, LOA's or other arrangements, any customer list and Record relating thereto and any information regarding prospective customers and contracts, agreements, LOA's or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing.

      "DEFAULTED RECEIVABLE" means a Purchased Receivable as to which, on any Determination Date (a) the Purchaser determines was not an Eligible Receivable on the Purchase Date relating to that Purchased Receivable; or (b) the Purchaser otherwise reasonably deems any part of the Net Value thereof to be uncollectible.

      "DEFAULTED RECEIVABLE AMOUNT" means the Net Value of all Purchased Receivables which have become Defaulted Receivables since the prior Purchase Date.

      "DETERMINATION DATE" means the Business Day preceding the Closing Date and the Purchase Date of each week.

      "ELIGIBLE PAYOR" means a Payor which is (a) (i) a corporation, limited liability company, partnership or any statutory organization organized under the laws of any jurisdiction in the United States and having its principal office in the United States or which is otherwise approved in writing by the Purchaser;
(ii) an individual or sole proprietorship which is a resident of any jurisdiction in the United States or which is otherwise approved in writing by the Purchaser; (iii) a Clearinghouse Agent; or (iv) a Billing and Collection Agent; (b) not an Affiliate of any of the parties hereto; (c) has executed and delivered to the Seller either (i) a Contract, (ii) an LOA, (iii) a Clearinghouse Agreement or (iv) a Billing and Collection Agreement; (d) not subject to bankruptcy or


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insolvency proceedings at the time of sale of the Receivables to be purchased;
(e) the only obligor with respect to Receivables in which the Purchaser has a first priority perfected ownership interest; and (f) the only obligor with respect to a Receivable and has not otherwise assigned, transferred or compromised its obligation to make payment on any Receivable.

      "ELIGIBLE RECEIVABLES" means the portion of the Seller's Receivables arising in the ordinary course of the Seller's business from the sale of goods or services to an Eligible Payor. An account shall not be an Eligible Receivable unless such account (i) is subject to Purchaser's perfected first priority security interest and no other lien, encumbrance, or security interest, (ii) is evidenced by an invoice or other documentary evidence satisfactory to Purchaser,
(iii) is unconditionally due and payable in U.S. dollars, and (iv) conforms to the warranties regarding Purchased Receivables contained in this Agreement. Notwithstanding the foregoing, Eligible Receivables shall not include any of the following:

      (a) a Receivable that is unpaid more than 90 days after the Billing Date;

      (b) a Receivable that arises from a Payor that is a creditor of the Seller, has or has asserted a right of setoff, has disputed its liability or has made any claim with respect to its obligation to pay, or an account that is subject to a levy, prior assignment, claim, lien, subrogation right or security interest;

      (c) a Receivable that arises from an Affiliate;

      (d) a Receivable that arises from an employee of Seller or an employee of an Affiliate;

      (e) a Receivable, when combined with the Net Value of Purchased Receivables and Defaulted Receivables, will result in Seller exceeding the Concentration Limit;

      (f) a Receivable that arises from a Payor (i) that is subject to an Insolvency Event, is not solvent, has gone out of business; (ii) to whom goods are being shipped on a "cash on delivery" or C.O.D. basis; or (iii) as to which Purchaser or Seller is aware of an imminent Insolvency Event or a material impairment of the financial condition of such Payor;

      (g) a Receivable for which Purchaser has notified the Seller that the Receivable or the Payor is unsatisfactory or unacceptable (which Purchaser reserves the right to do in its sole good faith discretion at any time);

      (h) a Receivable where 50% or more of all amounts due are more than 60 days from the Billing Date; or

      (i) a Receivable that is subject to any credit, contra account, allowance, adjustment, return of goods, or discount.

      "ELIGIBLE RECEIVABLE AMOUNT" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to the applicable Gross Liquidation Rate.

      "EVENT OF SELLER DEFAULT" has the meaning specified in Section 8.1.

      "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

      "GROSS LIQUIDATION RATE" means a factor, conclusively determined by the Purchaser from time to time, with respect to a designated Payor Class based on
(i) the Seller's historical experience with respect to Collections for such Payor Class, (ii) the terms and provisions of any Billing and Collection Agreement and (iii) the terms and provisions of any Clearinghouse Agreement, determined on the basis of actual Collections which are expected to be received on a Receivable within 90 days of its Billing Date; provided, however, that, barring a material adverse


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change in the collection performance of the receivables, the initial Gross
Liquidation Rate for billed accounts receivable will be 94%, and the Gross Liquidation Rate for unbilled accounts receivable will be 74%.

      "GUARANTOR" means Mpower Holding Corporation, a Delaware corporation.

      "INSOLVENCY EVENT" means, with respect to any person, the occurrence of an event whereby the Person makes a general assignment for the benefit of creditors; or where any proceeding is instituted by or against the Person seeking to adjudicate it a bankrupt or insolvent, or which seeks the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Person or any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian or other similar official for it or for any substantial part of its property.

      "LOA" means a letter of agency, or other authorization, obtained by the Seller from each Payor designating the Seller as its long distance telecommunications provider and otherwise of a type or in a form acceptable under applicable laws.

      "LOCKBOX ACCOUNT" means the account established pursuant to Section
3.1(a).

      "NET VALUE" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii) .90; minus (b) all Collections received with respect thereto.

      "PAID RECEIVABLES AMOUNT" means the amount of Collections up to the Purchase Price of all Purchased Receivables received in the Lockbox Account since the prior Determination Date.

      "PASS THROUGH COLLECTION AMOUNT" means, as of each Determination Date, the aggregate amount deposited in the Collection Account in excess of the Net Value of each Purchased Receivable, including Collections pertaining to Receivables not purchased under this Agreement, since the prior Determination Date.

      "PAYOR" means, the Person obligated to make payments in respect of any Receivables.

      "PAYOR CLASS" means, with respect to any Payor, one of the following: (a) Clearinghouse Agent; (b) Billing and Collection Agent; (c) statutory organization; or (d) individuals and sole proprietorships.

      "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "PROGRAM FEE" means an amount equal to, as of any Purchase Date, (i) 7/360, of the annualized Base Rate, multiplied by (ii) the then current Net Value of all Purchased Receivables including (A) Defaulted Receivables not yet repurchased by Seller and (B) those Receivables to be purchased on such Purchase Date; provided, however, that in the event there is more than one Purchase Date per week, the Program Fee as of each subsequent Purchase Date shall mean an amount equal to 7/360, of the annualized Base Rate, multiplied by the current Net Value of the Receivables to be purchased on such Purchase Date; and provided, further, that if the Program Fee paid in any month is less than $7,000, an amount equal to the difference between $7,000 and the aggregate amount of the Program Fees paid in such month shall be paid on the first Purchase Date of the following month.

      "PURCHASE COMMITMENT" means an amount not to exceed $7,500,000.

      "PURCHASE COMMITMENT FEE" means, a fee due and owing by the Seller to the Purchaser equal to $393,750 payable as follows: $131,250 on the Closing Date and $131,250 on each of the first and second anniversary of such Closing Date. Any increases in the Purchase Commitment amount will be subject to the payment by Seller to Purchaser of an additional fee of one and three-quarter percent (1.75%) per annum of the amount of any such respective increase.


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      "PURCHASE DATE" means the Closing Date and thereafter, such other Business
Day during each week that the Seller and Purchaser mutually agree; provided, that unless agreed otherwise such day shall be Wednesday of each such week and in any event there shall occur a "Purchase Date" for purposes of this Agreement not less than once per week.

      "PURCHASE PRICE" has the meaning specified in Section 2.5.

      "PURCHASED RECEIVABLE" means any Receivable which has been purchased by the Purchaser.

      "PURCHASER" means RFC Capital Corporation, a Delaware corporation, together with its successors and assigns.

      "RECEIVABLE" means (a) an account or account receivable arising from the provision or sale of telecommunication services (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of the Payor with respect thereto; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor; (c) all rights, remedies, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such account or account receivable including, but not limited to, any Billing and Collection Agreement and any Clearinghouse Agreement, and (d) all Collections, Records and proceeds with respect to any of the foregoing. In the instance of a Receivable with respect to which the Payor is a Billing and Collection Agent pursuant to a Billing and Collection Agreement, the amount owed to the Seller by the Billing and Collection Agent is the "Receivable" which is eligible for Purchase by the Purchaser and not the amount owing to, or collected by, the Billing and Collection Agent from the end user of telecommunication services provided by the Seller.

      "RECORDS" means all Contracts, LOA's and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

      "RELATED DOCUMENTS" means all documents required to be delivered under this Agreement.

      "REQUIRED INFORMATION" means, with respect to a Receivable, (a) the identity of the Payor, (b) the Eligible Receivable Amount, (c) the Billing Date,
(d) the Payor telephone number and (e) the Payor account number, if applicable.

      "SELLER" means Mpower Communications Corp., a Nevada corporation, together with its successors and assigns.

      "SERVICING RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Purchaser with respect to the Purchased Receivables and the related Payors.

      "SUBSERVICER" means the Seller, or any Person designated as Subservicer hereunder.

      "TERMINATION DATE" means the earlier of (a) January 23, 2006; (b) the occurrence of an Event of Seller Default as set forth in Section 8.1 of this Agreement; or (c) ninety days following the Seller's delivery of a written notice to the Purchaser setting forth Seller's desire to terminate this Agreement and the payment of the Termination Fee with respect thereto.

      "TERMINATION FEE" means an amount to be paid by the Seller to the Purchaser equal to (A) 4.0% of the Purchase Commitment in the event of an occurrence of an Event of Seller Default resulting in the termination of this Agreement; or (B) in the event the Seller desires to terminate this Agreement, such termination shall be


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effective only in the event that the Seller has (i) provided the Purchaser ninety days prior written notice thereof and (ii) paid to Purchaser and Purchaser has received from Seller an amount equal to (a) 4.0% of the Purchase Commitment if such termination occurs during the one year period commencing on the Closing Date and ending on the one year anniversary of the Closing Date, or
(b) 2.0% of the Purchase Commitment in the event such termination occurs during the period commencing the day after the one year anniversary of the Closing Date through the Termination Date.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the Seller's state of organization.

      Section 1.2. Other Terms. (a) All terms defined in Article 9 of the UCC, and not specifically defined in this Agreement, are used in this Agreement as defined in such Article 9 of the UCC.

      (b) Any accounting terms used in this Agreement or in any Related Document and not specifically defined herein shall be construed in accordance with the respective meanings given to such terms under GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

      (c) Unless the context of this Agreement or any other Related Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting, The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Related Document refer to this Agreement or such other Related Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Related Document, as the case may be. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Related Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns.

      (d) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

            ARTICLE II - PURCHASE AND SALE; PURCHASER DETERMINATIONS

      Section 2.1. Offer to Sell. Seller shall offer to sell, transfer, assign and set over to Purchaser those Eligible Receivables set forth on a list, in form satisfactory to Purchaser, delivered by the Seller to the Purchaser no later than 5:00 p.m. on the Business Day immediately preceding a Purchase Date.

      Section 2.2. Purchase of Eligible Receivables. Upon receipt of the list of Eligible Receivables described in Section 2.1, the Purchaser, in its sole discretion, will select which of the Eligible Receivables offered by Seller that the Purchaser will purchase. The closing of the purchase of the Eligible Receivables selected for purchase by Purchaser shall occur on the Purchase Date and the Purchase Price shall be determined and paid in accordance with Section
2.5 below.

      Section 2.3. Effect of Purchase of Eligible Receivables. Upon payment of the Purchase Price, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser all of Seller's right, title and interest in and to the Purchased Receivables, and title to such Purchased Receivables shall have passed to Purchaser at such time. The Seller shall not take any action inconsistent with such ownership and, from and after the date of such transfer, shall not claim any ownership in any Purchased Receivable.

      Section 2.4. Determinations of the Purchaser. On and as of each Determination Date, which shall occur no less frequently than once per week, the Purchaser will determine, in good faith, the following:


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      (a) the amount of Eligible Receivables

      (b) the Net Value of all Purchased Receivables;

      (c) the Paid Receivables Amount;

      (d) the Credit Reserve Requirement;

      (e) the Defaulted Receivable Amount;

      (f) the amount of any accrued and unpaid Program Fee;

      (g) the amount of any unpaid Collection Analysis Fee;

      (h) any other amounts due and owing Purchaser pursuant to the terms of this Agreement; and

      (i) the Pass Through Collection Amount.

      The Purchaser's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Purchaser shall notify the Seller of such determinations.

      Section 2.5. Purchase Price and Payment. (a) The Purchase Price for Receivables purchased on the initial Purchase Date shall be (i) an amount equal to the aggregate Net Values of the Eligible Receivables selected for purchase by Purchaser reduced by (ii) the sum of (A) the Program Fee due as of such initial Purchase Date; (B) the amount of the Credit Reserve Requirement; (C) the amount of the Purchase Commitment Fee; and (D) other amounts due the Purchaser in accordance with this Agreement. The Purchase Price shall be paid by the Purchaser to the Seller by wire transfer on each Purchase Date.

      (b) The Purchase Price for Receivables purchased on each Purchase Date after the initial Purchase Date shall be (i) an amount equal to the aggregate Net Values of the Eligible Receivables selected for purchase by Purchaser on the particular Purchase Date reduced by (ii) the sum of (A) the Program Fee due as of such Purchase Date; (B) the Credit Reserve Requirement as of such Purchase Date; (C) any Defaulted Receivable Amount; and (D) other amounts due the Purchaser in accordance with this Agreement. The Purchase Price shall be paid by the Purchaser to the Seller by ACH or wire transfer on each Purchase Date.

      Section 2.6 Pass Through Collection Amount. On each Purchase Date, Purchaser shall withdraw the Pass Through Collection Amount from the Collection Account and, subject to any offset required under Section 5.6 of this Agreement, remit such amount by wire transfer to an account designated by the Seller; provided, however, with respect to Receivables processed or cleared pursuant to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement, if applicable, any Pass Through Collection Amount shall be retained by the Purchaser in the Collection Account until such time that the Seller's billing cycle (or batch) to which such Pass Through Collection Amount applies is deemed closed by the Purchaser which, absent the occurrence of an Event of Seller Default and provided that the Purchaser has received information in sufficient form and format to allow the Purchaser to properly apply and/or post Collections against Purchased Receivables, will occur no later than the next immediate Purchase Date following such determination.

      Section 2.7 Limitation. The aggregate Net Value of all Purchased Receivables shall not at any time exceed the Purchase Commitment.

           ARTICLE III - ESTABLISHMENT OF ACCOUNTS; SECURITY INTEREST

      Section 3.1. Lockbox and Collection Accounts. (a) Prior to the Closing Date, Seller and Purchaser will cooperate to establish a Lockbox Account into which all Collections from Payors with


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respect to Receivables shall be deposited. The Lockbox Account will be maintained at the expense of the Seller. The Seller agrees to deposit all Collections it receives with respect to Receivables in said Lockbox Account and will instruct in writing all Payors to make all payments on Receivables to said Lockbox Account. All funds in said Lockbox Account will be remitted to the Collection Account as instructed by the Purchaser.

      (b) Prior to the Closing Date, the Purchaser will establish and maintain a Collection Account. Funds from the Lockbox Account will be deposited in the Collection Account. The Purchaser acknowledges that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller subject to the security interest granted to Purchaser pursuant to this Agreement.

      (c) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to all amounts deposited, from time to time, in the Lockbox Account and the Collection Account. Seller hereby acknowledges and agrees that Purchaser shall have sole dominion and control over the Lockbox Account and the Collection Account. Seller shall have no right to access or withdraw funds from the Lockbox Account or the Collection Account. Any Collections relating to Receivables held by the Seller or the Subservicer pending deposit to the Lockbox Account as provided in this Agreement, shall be held in trust for the benefit of the Purchaser until such amounts are deposited into the Lockbox Account. All Collections in respect of Purchased Receivables received by the Seller and not deposited directly by the Payor in the Lockbox Account shall be remitted to the Lockbox Account within two days of receipt, and if such Collections are not remitted by Seller on a timely basis, in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program
Fee) equal to the Base Rate plus 4% per annum of such Collections or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency.

      Section 3.2. Grant of Security Interest. It is the intention of the parties to this Agreement that each payment of the Purchase Price by the Purchaser to the Seller for Purchased Receivables to be made under this Agreement shall constitute payment of consideration for a purchase of such Purchased Receivables and not a loan. In addition to Purchaser's ownership of the Purchased Receivables pursuant to this Agreement, it is the intention of the parties that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and Seller, in order to secure payment of the Purchased Receivables and all of Seller's obligations hereunder, hereby grants to the Purchaser a first priority perfected security interest in all of the Collateral. Notwithstanding the foregoing, Purchaser acknowledges that the Seller may desire to sell certain of its Customer Base after the date of this Agreement. Purchaser hereby agrees that it will not unreasonably withhold its consent to such sale(s) if, and only if, at the time of such sale: (i) the portion of Seller's Customer Base subject to the sale does not relate in any way to any Purchased Receivables, and (ii) no Event of Seller Default exists. If the conditions set forth in (i) and (ii) above are met, and Purchaser consents to a sale, Purchaser shall execute and deliver to the Seller an instrument authorizing the termination of any UCC-1 financing statement filed by Purchaser that relates to that portion of the Customer Base subject to such sale, but only to the extent that the particular UCC-1 being terminated relates to such portion of the Customer Base.

      Section 3.3. Further Action Evidencing Purchases. The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder.

                        ARTICLE IV - CONDITIONS PRECEDENT

      Section 4.1. Conditions Precedent to Purchases. Each Purchase from the Seller by the Purchaser shall be subject to the following conditions precedent:


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      (a) Prior to the initial Purchase Date,

      (i) the Seller shall have delivered to the Purchaser a copy of each written notice delivered to or received by Payors in the form attached as Exhibit B;

      (ii) Seller shall have delivered to Purchaser (A) audited financial statements as of December 31, 2001 and for the year then ended, and (B) unaudited interim financial statements for the year to date period ended November 30, 2002;

      (iii) Seller shall have delivered to Purchaser (A) a secretary's certificate of Seller in the form attached hereto as Exhibit C; (B) an opinion of counsel in the form of Exhibit D hereto; (C) evidence, satisfactory to Purchaser, that Seller's monthly receipts are collected into a lockbox at a financial institution acceptable to Purchaser; (D) references, satisfactory to Purchaser, from certain trade vendors; and (E) subordination agreements or termination statements from creditors of Seller relating to security interests in Seller's accounts receivable or customer base;

      (iv) the Purchaser shall have (A) received background checks on Rolla Huff, Joe Wetzel, and Gregg Clevenger, the results of which shall be satisfactory to the Purchaser in its sole discretion; (B) completed its due diligence review of Seller's business; (C) determined, in its sole discretion, that Seller is in compliance with any and all regulatory and administrative requirements relating to its business, (D) received and reviewed Seller's Plan of Reorganization, and (E) received evidence, satisfactory to Purchaser that Seller's lenders have released any and all security interests in Sellers' Receivables and Customer Base and that any other Seller debt is fully subordinated to Purchaser;

      (v) Seller shall have paid the Purchase Commitment Fee; and

      (vi) Purchaser shall have received the guaranty of Mpower Holding Corporation in a form acceptable to Purchaser and Seller.

      (b) Prior to the initial Purchase Date and each subsequent Purchase Date,

      (i) no Event of Seller Default shall have occurred and the Seller shall be in compliance in all material respects with each of its covenants and representations set forth in Article V of this Agreement;

      (ii) the Termination Date shall not have occurred;

      (iii) the Seller shall have delivered to Purchaser a corporate certificate of Seller in the form attached hereto as Exhibit E;

      (iv) the Seller shall have taken such action as is reasonably required to address issues arising out of the audits conducted by Purchaser as contemplated by this Agreement; and

      (vi) Seller shall have delivered to the Purchaser a complete copy of any notice referenced in Section 4.1(a)(i) above that Seller has not delivered to Purchaser in connection with any other Purchase Date.

       ARTICLE V - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

      Section 5.1. Representations, Warranties and Covenants as to the Seller.
(a) The Seller represents and warrants to the Purchaser, as of the date of this Agreement and as of each subsequent Purchase Date, as follows:

      (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which it is doing business and has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated thereby; and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

      (ii) The execution, delivery and performance by the Seller of this Agreement and the Related Documents and the transactions contemplated thereby
(A) have been duly authorized by all necessary corporate action on the part of the Seller; (B) do not contravene or cause the Seller to be in default under (1) any contractual restriction contained in any loan or other agreement or instrument binding on or affecting the Seller or its property, or (2) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property; and (C) does not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

      (iii) Except as disclosed on the Information Certificate, dated _____, ___, (the "Information Certificate") there is no court order, judgment, writ, pending or threatened action, suit or proceeding, of a material nature against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents; (B) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby; (C) seeking any determination or ruling that might materially and adversely affect the Seller, this Agreement, the Related Documents, the Receivables, the Contracts or any LOA; or (D) asserting a claim for payment of money in excess of $50,000;

      (iv) The primary business of the Seller is the provision of telecommunication services and/or equipment. All license numbers issued to the Seller by any Governmental Authority are set forth on Schedule I and the Seller has complied in all material respects with all applicable laws, rules, regulations, orders and related Contracts and all restrictions contained in any agreement or instrument binding on or affecting the Seller, and has and maintains all permits, licenses, certifications, authorizations, registrations, approvals and consents of Governmental Authorities or any other party necessary for the business of the Seller and each of its Subsidiaries;

      (v) The Seller (A) has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller; (B) the financial statements of the Seller through November 30, 2002, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller, all in accordance with generally accepted accounting principles consistently applied; and (C) since November 30, 2002, there has been no material adverse change in any such condition, business or operations;

      (vi) All information furnished by or on behalf of the Seller to the Purchaser in connection with this Agreement is true and complete in all material respects and does not omit to state a material fact and the sales of Purchased Receivables under this Agreement are made by the Seller in good faith and without intent to hinder, delay or defraud present or future creditors of the Seller;

      (vii) The Lockbox Account is the only lockbox account to which Payors have been or will be instructed to direct Receivable proceeds and each Payor of an Eligible Receivable has been directed upon its receipt of the form of notice attached hereto as Exhibit B, which such notice was mailed or provided to such Payors prior to the initial Purchase Date, to remit all payments with respect to such Receivable for deposit in the Lockbox Account;

      (viii) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are not now, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the

UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

      (ix) Except as disclosed on the Information Certificate, the legal name of the Seller is as set forth at the beginning of this Agreement and the Seller has not changed its legal name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names other than those appearing on the signature page of this Agreement;

      (x) The Seller has not done anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and has not amended, waived or otherwise permitted or agreed to any deviation from the terms or conditions of any Purchased Receivable or any related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, Contract or LOA so as to (A) create an Adverse Claim with respect to any Receivable; or (B) materially affect the ability of Subservicer or the Purchaser to act in its capacity as such; and has not allowed any invoice due and owing by the Seller relating to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement to become any more than thirty days past due, unless (i) such invoice is being contested in good faith and by appropriate proceedings and with respect to which Seller has established adequate reserves, or (ii) (A) Seller is negotiating, or already has negotiated, in good faith, an extension with the payee of such invoice and (B) such payee generally grants such extensions in the normal course of business; and

      (xi) the disclosures made on the Information Certificate are true and accurate in all material respects.

      Section 5.2 Covenants of Seller. The Seller hereby covenants and agrees as follows:

      (i) Seller will deliver to the Purchaser: (A) within 30 days after the end of each calendar month the financial statements, including balance sheet and income statement prepared in accordance with generally accepted accounting principles, of the Seller as of the end of such month as kept by Seller in the ordinary course of its business; (B) within 90 days after the end of the fiscal year of the Seller its audited financial statements, including balance sheet and income statement prepared by Deloitte & Touche LLP or by an accounting firm acceptable to Purchaser; and (C) within 20 days of the end of each calendar month, a payables aging report in a form satisfactory to Purchaser.

      (ii) Seller will deliver to the Purchaser the following information at the following times in electronic format: (A) at least once per week, a weekly accounts payable report in a form acceptable to Purchaser and a customer payment file showing at least four weeks payment experience; (B) within 20 days of the end of each calendar month, account obligor demographics information, including without limitation, name, address, and phone number; and (C) within 10 days of the end of each billing cycle, a billing file showing new invoices for the most recent billing cycle.

      (iii) The Seller shall file on a timely basis all tax returns (federal, state, and local) required to be filed and shall pay or make adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller, except (A) taxes, assessments, and other governmental charges that are being contested in good faith by Seller by appropriate proceeding and for which Seller has set aside on its books adequate reserves; and (B) to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. Upon the request of Purchaser, Seller shall deliver to Purchaser evidence reasonably requested by Purchaser demonstrating that Seller is in material compliance with this covenant;

      (iv) The Seller shall indicate in its Records that ownership interest in any Purchased Receivable is held by the Purchaser. Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of the Purchased Receivable and that ownership of the Purchased Receivable is held by the Purchaser; and

      (v) Seller agrees that all documents relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner of the Purchased Receivables, and possession of any Required Information relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables and carrying out the terms of this Agreement. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only.

      Section 5.3. Representations and Warranties of the Seller as to Purchased Receivables. With respect to each Purchased Receivable sold pursuant to this Agreement the Seller represents and warrants, as of the date hereof and as of each subsequent Purchase Date, as follows:

      (a) Each Purchased Receivable is an Eligible Receivable and (i) includes all the Required Information; (ii) is the legal, valid and binding obligation of an Eligible Payor; (iii) was created by the provision or sale of telecommunication services or equipment by the Seller in the ordinary course of its business; (iv) has a Purchase Date no later than 90 days from its Billing Date; (v) is not a Purchased Receivable which with respect to which, as of any Determination Date, payment by the Payor of such Receivable has been received and is not duplicative of any other Receivable; and (vi) is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and no consent other than those secured and delivered to the Purchaser on or prior to the Closing Date from any Governmental Authority, the Payor, a Carrier, the Billing and Collection Agent, the Clearinghouse Agent or any other Person shall be required to effect the sale of any such Purchased Receivable;

      (b) The Billed Amount of each Purchased Receivable is: (i) is net of any adjustments or other modifications contemplated by any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise; and (ii) neither the Receivable nor the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or Contract has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, the Payor, the Carrier, the Clearinghouse Agent or the Billing and Collection Agent, and is not subject to compromise, adjustment, termination or modification, whether arising out of transactions concerning the Contract, any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise; and

      (c) There are no procedures or investigations pending or threatened before any Governmental Authority: (i) asserting the invalidity of any Purchased Receivable, Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, LOA or such Contract; (ii) asserting the bankruptcy or insolvency of the related Payor; (iii) seeking the payment of any Purchased Receivable or payment and performance of the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, or such other Contract or LOA; or
(iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, or such other Contract or LOA.

      Section 5.4. Negative Covenants of the Seller. The Seller shall not, without the written consent of the Purchaser, which such consent will not be unreasonably withheld:

      (a) Sell, assign or otherwise dispose of, or create or suffer to exist any Adverse Claim or lien upon any Receivable and related Contracts, its Customer Base, the Lockbox Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Receivable;

      (b) Submit or permit to be submitted to Payors any invoice for telecommunication services or equipment rendered by or on behalf of Seller which contains a "pay to" address other than the Lockbox Account;

      (c) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names; or

      (d) Enter into or execute any Clearinghouse Agreement or Billing and Collection Agreement (other than those listed on Schedule 3 hereof) or any amendment or modification thereof.

      Section 5.5. Notice of Breach under Article V. Upon discovery by any party to this Agreement of a breach of any representation, warranty or covenant in this Article V which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

      Section 5.6. Repurchase Obligations. On each Purchase Date and in connection with any Termination Date, the Net Value of any Defaulted Receivables shall be deducted from the amount otherwise payable to the Seller pursuant to
Section 2.5 and, provided the full Net Value of such Defaulted Receivables is deducted from the Purchase Price or amounts otherwise payable to Seller, such Defaulted Receivables shall then be considered to have been repurchased by the Seller. In the event that the full Net Value of such Defaulted Receivables is not deducted from the Purchase Price or amounts otherwise payable to Seller pursuant to the foregoing sentence, the Purchaser shall deduct any such deficiency from the Pass Through Collection Amount or make demand upon the Seller to pay any such deficiency to the Purchaser. Upon full payment of the amounts set forth above to the Purchaser, the Seller will be deemed to have repurchased such Defaulted Receivable. The repurchase obligation described in this Section 5.6 shall be secured by the Collateral.

           ARTICLE VI - ADMINISTRATION OF COLLECTIONS UPON TERMINATION

      Section 6.1. Allocation of Moneys following Termination Date. Upon the occurrence of a Termination Date hereunder, the Purchaser shall continue to administer and monitor the Lockbox Account and any and all Collections until such time as Purchaser has received Collections equal to the sum of the following,: (a) the outstanding Net Value of all Purchased Receivables, (b) the Defaulted Receivable Amount, (c) any Termination Fee and (d) any other amounts owing Purchaser hereunder. After Purchaser has received Collections equal to the sum of the amounts set forth in (a)-(d) above, then Purchaser shall remit any excess Collections to Seller.

      6.2 Fees. In view of the impracticality and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of lost profits of Purchaser as a result of an early cancellation or termination, Seller hereby agrees to pay to Purchaser the applicable Termination Fee and other fees and interest as set forth in this Agreement. The Termination Fee and any other fee or expense payable to Purchaser in connection with any Termination Date shall be presumed to be the amount of damages sustained by Lender as a result of such early termination or cancellation, and Seller agrees that such amount is reasonable under the circumstances.

                  ARTICLE VII - APPOINTMENT OF THE SUBSERVICER

      Section 7.1. Appointment of the Subservicer. Subject to Section 7.5, as consideration for the Seller's receipt of that portion of the Pass Through Collection Amount relating to Purchased Receivables, the Purchaser hereby appoints the Seller and the Seller hereby accepts such appointment to act as Subservicer under this Agreement. The Subservicer may, with the prior consent of the Purchaser, which consent shall not be unreasonably withheld, subcontract with a subservicer for billing, collection, servicing or administration of the Receivables. Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.

      Section 7.2. Duties and Obligations of the Subservicer. (a) The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract or LOA; and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable all in accordance with (i) customary and prudent servicing procedures for telecommunication receivables of a similar type, and (ii) all applicable laws, rules and regulations; and shall serve in such capacity until the termination of its responsibilities pursuant to Section 7.4 or 8.1. The Subservicer shall at any time permit the Purchaser or any of its representatives to visit the offices of the Subservicer and examine and make copies of all Servicing Records;

      (b) The Subservicer shall notify the Purchaser of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by any Person with respect to any Purchased Receivable.

      (c) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables which may arise out of a related Contract, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

      Section 7.3. Subservicing Expenses. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

      Section 7.4. Subservicer Not to Resign. The Subservicer shall not resign from the duties and responsibilities hereunder except upon determination that
(a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser.

      Section 7.5. Authorization of the Purchaser. The Seller hereby acknowledges that the Purchaser (including any of its successors or assigns), shall retain the authority to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Purchaser to collect all amounts due under any and all Purchased Receivables, process all Collections, commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof. The Seller shall furnish the Purchaser (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Purchaser to carry out its servicing and administrative duties under this Agreement, and shall cooperate with the Purchaser to the fullest extent in order to facilitate the collectibility of the Purchased Receivables.

                     ARTICLE VIII - EVENTS OF SELLER DEFAULT

      Section 8.1. Events of Seller Default. If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

      (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement;

      (b) The Seller or Guarantor, any subsidiary of Seller or Guarantor, or any other Person who owns at least a 51% ownership interest in Seller or Guarantor defaults: (i) whether as primary or secondary obligor, in the payment of any principal or interest on any obligation for borrowed money beyond any applicable grace period or, if such obligation is payable on demand, fails to pay such obligation upon demand; or (ii) in the observance of any covenant, term or condition contained in any agreement, if the effect of such default is to cause, or to permit any other party to such obligation to cause, all or part of such obligation to become due before its stated maturity;

      (c) A Seller Insolvency Event shall have occurred and, other than with respect to any voluntary Insolvency Event initiated or instituted by the Seller or an Affiliate, which has not been cured within 30 days of such Insolvency Event;

      (d) There is a material breach of any of the representations and warranties of the Seller as stated in Sections 5.1 or 5.3 that has remained uncured for a period of 30 days, or, as such breach may pertain to a Purchased Receivable, has not been cured pursuant to Section 5.6;

      (e) Any Governmental Authority shall file notice of a lien with regard to any of the assets of the Seller or with regard to the Seller which remains undischarged for a period of 30 days;

      (f) As of the first day of any respective month, the average Net Value of Purchased Receivables which became Defaulted Receivables during the prior three month period shall exceed 5.0% of the Net Value of all Purchased Receivables then owned by the Purchaser at the end of each of such three months;

      (g) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

      (h) The termination of any Clearinghouse Agreement, if applicable, and/or any Carrier Agreement or Billing and Collection Agreement for any reason whatsoever absent the consummation of a substitute Clearinghouse Agreement, Carrier Agreement and/or Billing and Collections Agreement, as the case may be, within ten Business Days of the termination thereof, and/or, any invoice due and owing by the Seller relating to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement has become more than thirty days past due; or

      (i) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days;

then and in any such event, the Purchaser may, by notice to the Seller declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, and the Purchaser shall make no further Purchases from the Seller. The Purchaser, in addition to all other rights and remedies under this Agreement, shall retain all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.

                          ARTICLE IX - INDEMNIFICATION

      Section 9.1. Indemnities by the Seller. (a) Without limiting any other rights that the Purchaser or any director, officer, employee or agent of the Purchaser (each an "Indemnified Party") may have under this Agreement or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to this Agreement or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party.

      (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at Base Rate plus 4% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

                            ARTICLE X - MISCELLANEOUS

      Section 10.1. Notices, Etc. All notices required hereunder shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be deemed given
(i) on the first business day following receipt of hand delivery; (ii) on the Business Day following deposit in the U.S. Mail, postage paid, using certified or registered mail (return receipt requested); (iii) on the date of a telecopy confirmation provided that the original copy thereof also is sent by certified or registered mail; or (iv) the next Business Day after deposit with a nationally recognized overnight delivery service.

      Section 10.2. Remedies. No failure or delay on the part of the Purchaser to exercise any right hereunder shall operate as a waiver or partial waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 10.3. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder for the benefit of third parties. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 10.3 consistent with the terms and provisions of this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article V and the indemnification and payment provisions of Article IX shall be continuing and shall survive any termination of this Agreement.

      (b) The parties have participated jointly in the negotiation and drafting of this Agreement. Seller acknowledges that it has had the opportunity to consult with its own legal counsel regarding the terms and conditions set forth in this Agreement.

      Section 10.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article IX, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with this Agreement and the other documents to be delivered hereunder, including, without limitation: (i) the periodic auditing of the Seller and the modification or amendment of this Agreement; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the other documents to be delivered hereunder; (iii) any and all accrued Program Fee and amounts related thereto not yet paid to the Purchaser; (iv) any and all Purchase Commitment Fees and amounts related thereto not yet paid to the Purchaser; (v) any and all Termination Fees and amounts related thereto, if applicable, and not yet paid to the Purchaser; and (vi) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. For purposes of Section 10.4(a)(i), Purchaser may conduct up to four field audits of Seller's business each year, provided that, upon the occurrence and continuance of an Event of Default, there will be no limit on the number of field audits that may be conducted by Purchaser.

      (b) If the Seller or the Subservicer fails to pay any Lockbox Account fees or other charges or debits related to such accounts, or to pay or perform any agreement or obligation contained under this Agreement, the Purchaser may pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the party which has failed to so perform.

      Section 10.5. Amendments; Waivers; Consents. No modification, amendment or waiver of, or with respect to, any provision of this Agreement or the Related Documents, shall be effective unless it shall be in writing and signed by each of the parties hereto. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer and the Purchaser, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

      Section 10.6. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

      (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

      (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      Section 10.7. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 10.8. Confidentiality. The Seller understands and agrees to keep confidential, and shall cause its respective directors, officers, shareholders, employees, agents, and attorneys to keep confidential the terms and conditions of this Agreement, all documents referenced herein and the respective terms thereof, and any communication between the parties regarding this Agreement or the services to be provided hereunder hereby, except to the extent that (a) any party makes any disclosure to his or its auditors, attorneys or other professional advisors, (b) any disclosure is otherwise required by law or pursuant to any rule or regulation of any federal, state or other governmental authority or regulatory agency, provided that Seller provides prior written notice thereof or (c) the Seller is in receipt of the prior written consent of Purchaser with respect to any compromise by Seller of the confidentiality contemplated hereunder. Seller further understands and agrees that the violation by the Seller or its agents of the foregoing shall entitle the Purchaser, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    MPOWER COMMUNICATIONS CORP., as Seller
                                    and Subservicer

                                    By:         /s/ Rolla P. Huff
                                       ------------------------------------
                                    Name:       Rolla P. Huff
                                    Title:      President

                                    Address at which the chief executive office is located:

                                    Address:    175 Sully's Trail
                                                Suite 300
                                                Pittsford, NY 14534
                                    Attention:          Rolla P. Huff
                                    Phone number:       (585) 218-6541
                                    Telecopier number:  (585) 218-0881

                                    Additional locations at which the Seller
                                    does business and maintains Records:
                                    __________________________________________
                                    __________________________________________

                                    Additional names under which Seller does
                                    business:
                                    __________________________________________
                                    __________________________________________

                                    RFC CAPITAL CORPORATION

                                    By:         /s/ Jeffrey A. Martin
                                           -----------------------------------
                                    Name:       Jeffrey A. Martin
                                    Title:      Assistant Vice President

                                    Address:    RFC Capital Corporation
                                                130 East Chestnut Street
                                                Suite 400
                                                Columbus, Ohio 43215
                                    Attention:  President
                                    Phone number:       614-229-7979
                                    Telecopier number:  614-229-7980

                                    with a copy to:

                                    Steven M. Schott, Group Counsel
                                    Textron Financial Corporation
                                    11575 Great Oaks Way, Suite 210
                                    Alpharetta, Georgia   30022

                                    Phone number:       770-360-1667
                                    Telecopier number:  770-360-1458

                                                                      SCHEDULE 1

                                 SELLER'S LICENSE NUMBERS

         Name of Seller                              License Numbers
         --------------                    -----------------------------------------
Mpower Communications Corp.

                                           Certificate of Public Convenience and
                                           Necessity Granted under Order I.
                                           95-04-044. California

                                           Certificate of Public Convenience and
                                           Necessity, Certificate No. 5752. Florida

                                           Certificate of Public Convenience and
                                           Necessity, Certificate No. R-482. Georgia

                                           Certificate of Public Convenience and
                                           Necessity Granted under Order 97-0165.
                                           Illinois

                                           Certificate of Public Convenience and
                                           Necessity, Granted under Case No.
                                           U-12202. Michigan

                                           Certificate of Public Convenience and
                                           Necessity 2068 Sub 4. Nevada

                                           Certificate of Public Convenience and
                                           Necessity 90-9098. Ohio

                                           Certificate of Public Convenience and
                                           Necessity SPCOA No. 60311. Texas


                                      1-1

                                                                      SCHEDULE 2

               LIST OF NAMES UNDER WHICH SELLER IS DOING BUSINESS
                 AND ADDRESSES AT WHICH SELLER IS DOING BUSINESS

          Names Under Which Seller
      Is Doing Business and Payee Names       Addresses At Which Seller Is Doing Business
-------------------------------------------   -----------------------------------------------
                                              Rolla P. Huff-President
Mpower Communications Corp.                   175 Sully's Trail, Suite 300
                                              Pittsford, NY 14534

                                              Ontario Sales Office
                                              3400 Inland Empire Blvd.
                                              Suite 201
                                              Ontario, CA 91764

                                              San Diego Sales Office
                                              2020 Camino Del Rio North
                                              Suite 1000
                                              San Diego, CA 92108

                                              Irvine/Orange County Sales Office
                                              1200 Main St.
                                              Suite E
                                              Irvine, CA 92614

                                              West LA/South Bay/Orange County Sales
                                              Office
                                              20300 S. Vermont Ave.
                                              Suite 101
                                              Torrance, CA 90502

                                              Canoga Park/San Fernando Valley Sales
                                              Office
                                              5950 Canoga Avenue Suite 260
                                              Warner Center Plaza
                                              Woodland Hills, CA 91364

                                              Sacramento Sales Office
                                              2535 Capital Oaks Dr.
                                              Suite 140
                                              Sacramento, CA 95833

                                              Walnut Creek Sales Office
                                              2185 North California Blvd.
                                              Suite 425
                                              Walnut Creek, CA 94596

                                              *Ft. Lauderdale/South Florida
                                              Sales Offices 1815 Griffin Rd.
                                              Suite 401
                                              Dania, FL 33004

                                              *West Palm Beach Sales Office
                                              1475 Centerpark Blvd.
                                              Suite 240
                                              West Palm Beach, FL 33401

                                      2-1

          Names Under Which Seller
      Is Doing Business and Payee Names       Addresses At Which Seller Is Doing Business
-------------------------------------------   -----------------------------------------------
                                              *Tampa Sales Office
                                              4830 W. Kennedy Blvd.
                                              Suite 450
                                              Tampa, FL 33609

                                              *Atlanta Sales Office
                                              Premier Plaza One
                                              5605 Glenridge Drive
                                              Suite 350
                                              Atlanta, GA 30342

                                              Chicago Sales Office
                                              1701 Golf Rd.
                                              Tower 2
                                              Suite 500
                                              Rolling Meadows, IL 60008

                                              *Detroit/Ann Arbor Sales Office
                                              30 Oak Hollow
                                              Suite 300
                                              Southfield, MI 48034
                                              Las Vegas Sales Office
                                              3301 N. Buffalo Dr.
                                              Las Vegas, NV 89129

                                              *Ohio Sales Office
                                              6050 Oak Tree Blvd.
                                              Suite 100
                                              Independence, OH 44131

                                              *Columbus Sales Office
                                              5500 Frantz Rd.
                                              Dublin, OH 43016

                                              *Austin Sales Office
                                              5700 South Mopac
                                              Suite 520 Bldg. E
                                              Austin, TX 78749

                                              *Dallas/Fort Worth Sales Office
                                              14001 North Dallas Pkwy.
                                              Suite 1000
                                              Dallas, TX 75240

                                              *Houston Sales Office
                                              3050 Post Oak Blvd.
                                              Suite 1400
                                              Houston, TX 77056

                                              *San Antonio Sales Office
                                              One International Center
                                              100 N.E. Loop 410
                                              Suite 200
                                              San Antonio, TX 78216

* Mpower has sold the markets of FL,GA,TX ,MI and OH and will be exiting within the next several months.


                                      2-2

                                                                      SCHEDULE 3

                            BILLING AND COLLECTION AGREEMENTS

      Billing and Collection Agreement                       Date
------------------------------------------    ---------------------------------
Two-Party Lockbox agreement-Regulus America   Unexecuted copy.
LLC

Collections Agreement-Automated Recovery      4/26/00
Systems, Inc.

Collections Agreement-Executive Financial     7/08/02
Enterprises, Inc.

Collections Agreement-/G/E/T/M/               2/01/00

Collections Agreement-J.J. MacIntyre Co.      8/30/99

Collections Agreement-JL Russell And          7/08/02
Associates LTD.
Collection Service Agreement

Collections Agreement-Sierra Financial        8/23/02
Services


                                      3-1

                                                                       EXHIBIT B

                     FORM OF NOTICE TO PAYORS - [LEC PAYORS]

                               [SELLER LETTERHEAD]

[NAME AND ADDRESS OF PAYOR]

Dear________________:

      <<Seller_Name1>> has entered into an agreement with RFC Capital
Corporation ("RFC") under which certain telecommunication receivables, including the right to payment of any interest, finance charges or late fees with respect thereto, originated by the Seller ("Receivables") have been and will be sold, from time to time, to RFC or affiliates of RFC. RFC or such affiliates may, in turn, from time to time, pledge and or assign such Receivables to such other third parties as RFC deems necessary. It is contemplated that the Receivables will continue to be serviced by the Seller.

      RFC has established a lockbox (the "Lockbox") for collection of the Receivables. Accordingly, you are hereby instructed to remit all payments on Receivables to:

      Provident Bank-Lockbox Account (<<Seller_Name1>>) #_______________.

                                   PROVIDENT BANK
                                10 WEST BROAD STREET
                                COLUMBUS, OHIO 43215

      Payment of such Receivables in this manner will operate to discharge your obligation with respect thereto (to the extent of such payment), whether or not ownership has been transferred to RFC. Any prior notice of an assignment of any interest in the Seller's Receivables previously delivered to you is hereby superseded by this notice and all prior notices of such assignment are hereby revoked. This notice shall be considered irrevocable absent written notice otherwise received by you from RFC. Thank you for your cooperation.

                                          Very truly yours,

                                          <<SELLER_NAME>>

                                          _____________________________________
                                          By:
                                          Its:

AGREED TO AND ACKNOWLEDGED BY
ON THIS ____ DAY OF __________, 20__:


[LEC]

By:_________________________________
Name:
Title:

                                                                       EXHIBIT B

                               [SELLER LETTERHEAD]

                 FORM OF NOTICE TO PAYORS - [INDIVIDUAL PAYORS]

[NAME AND ADDRESS OF PAYOR]

Dear _______:

      Because of our continued growth and in an effort to better serve our valued customers, we have entered into a receivables sale arrangement with RFC Capital Corporation ("RFC") whereby certain receivables of <<Seller_Name1>> will be sold from time to time to RFC. One result of this relationship is that your payments will be received and posted in a more timely manner. Payments should [for resellers with existing lockboxes] continue to be forwarded to the same address which is as follows or [for resellers establishing new lockboxes] be forwarded to the following new address:

[bank name]-Lockbox Account (<<SELLER_NAME1>>) #______________.

                                     [BANK NAME]
                                   [BANK ADDRESS]
                                    [BANK ABA #]

      Your payments will continue to be serviced by, and all inquiries regarding your service, billing invoices and payments should continue to be directed to
<<Seller_Name1>>'s Customer Service Department at [phone number]. This change is effective immediately and may not be further amended or modified without the written consent of RFC.

      Thank you for your cooperation and we look forward to continuing to satisfy your telecommunication needs.

                                          Sincerely,

                                          <<SELLER_NAME>>

                                          _________________________________
                                          By:   <<OFFICER_NAME>>
                                          Its:  <<OFFICER_TITLE>>

                                                                       EXHIBIT C

                              SECRETARY'S CERTIFICATE
                                 FOR THE GUARANTOR

      I, Russell I. Zuckerman, hereby certify that I am the Vice
President/Secretary/General Counsel of Mpower Communications Corp., a Nevada corporation (the "COMPANY"), and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

      1.    Attached hereto as Exhibit A is a true, correct and complete copy of
            (i) the Company's Certificate of Incorporation certified by the Secretary of State of Nevada and (ii) a certificate as to the good standing of the Company from the Secretary of State of Nevada dated as of a recent date. The Company's Certificate of Incorporation has not been amended since the date of the last amendment thereto shown on such certificate of good standing and no amendment to the Company's Certificate of Incorporation has been authorized by the Board of Directors of the Company.

      2. No proceeding for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets is pending or, to the best of my knowledge, threatened and no action has been taken by the Company in contemplation of the foregoing.

      3. Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws of the Company as in effect as of the date hereof.

      4. Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company on January 14, 2003 approving the execution and delivery of the (i) Receivables Sale Agreement between the Company and RFC Capital Corporation (the "AGREEMENT") and (ii) the Related Documents (as defined in the Agreement), and (iii) the transactions contemplated by the Agreement and the Related Documents. Such resolutions have not been amended or modified, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors or by any committee of or designated by the Board of Directors relating to the matters set forth therein.

      5. Each of the persons listed below has been duly elected to and now holds the office of the Company below his or her name and is currently serving in such capacity, and the signature of each such person set forth opposite his or her name is his or her true and genuine signature:

Name and Office                                       Signature

Rolla P. Huff, President                          ______________________________

S. Gregory Clevenger, Vice President/Treasurer    ______________________________

Michael Tschiderer, Vice President/Asst.          ______________________________
Treasurer/ Asst. Secretary

Russell I. Zuckerman, Vice President/Secretary/   ______________________________
General Counsel

      IN WITNESS WHEREOF, I have executed this Certificate this 23rd day of January, 2003.

                                    By: _____________________
                                        Russell I. Zuckerman
                                        Vice President/Secretary/General Counsel

            I, Rolla P. Huff, President of the Company do hereby certify that Russell I. Zuckerman is the duly elected, qualified and acting Vice President/Secretary/General Counsel of the Company and the signature above is his genuine signature.

                                                By:_____________________
                                                      Rolla P. Huff
                                                      President

                          CERTIFIED COPY OF RESOLUTION

      WHEREAS, at a meeting of the Board of Directors of Mpower Communications Corp., a corporation organized and existing under the laws of the State of Nevada, duly and regularly called and held by telephone confirms on the 23rd day of January, 2003, at which meeting a quorum of said Board was present, the following resolution was duly adopted by the unanimous vote of all Directors present, and the same has not been rescinded or modified:

      RESOLVED, that the Officers of this corporation be and they are hereby authorized on behalf of and in the name of this corporation to enter into and perform that certain "Receivables Sale Agreement" or modifications, amendments, or supplements thereof or thereto with RFC Capital Corporation (the "Purchaser"), a corporation organized and existing under the laws of the State of Delaware, relating to the sale, assignment, transfer, conveyance and/or the creation of a security interest in 's Receivables, Seller Credit Reserve Account and Collection Account as defined in said "Receivables Sale Agreement", and to execute and deliver said "Receivables Sale Agreement" and any other documents to be executed and delivered in relation to, or pursuant to said "Receivables Sale Agreement"; and said officers are hereby further authorized at any time to sell, assign, transfer, convey and/or create a security interest in such Receivables and related Seller Credit Reserve Account and Collection Account on such terms and conditions and in such form as may be acceptable to the Purchaser; and said officers are authorized to execute and deliver all such instruments and documents and to do all such things as may be required to complete any such transactions; and all acts and things of the nature herein referred to, heretofore and hereafter done by the said officers or any of them, are hereby approved, ratified, and confirmed.

      RESOLVED FURTHER, that the authority conferred upon said officers by this resolution shall remain in full force until written notice of revocation thereof shall have been received by the Purchaser and a copy of this resolution certified by Rolla P. Huff, President, and Russell I. Zuckerman, Vice President/Secretary/General Counsel with the seal of this corporation affixed, is delivered to the Purchaser.

      We, and, hereby certify that we are the President and Vice
President/Secretary/General Counsel, respectively, of; and that the foregoing resolution was duly and regularly passed, as above stated, by the said Board of Directors at a meeting of said Board of Directors, duly and regularly called and held at the office of said corporation at the time and place hereinbefore stated.

      IN WITNESS WHEREOF, we have hereunto signed our names as President, and, Vice President/Secretary/General Counsel and affixed the seal of said corporation as of January 23, 2003.

PRESIDENT                                       VICE PRESIDENT/SECRETARY/
                                                      GENERAL COUNSEL


-------------------------------                 ----------------------------
ROLLA P. HUFF                                      RUSSELL I. ZUCKERMAN

                                                                       EXHIBIT E

                              OFFICER'S CERTIFICATE

      I, Russell I. Zuckerman, hereby certify that I am the Vice
President/Secretary/General Counsel of Mpower Communications Corp. a Nevada corporation (the "COMPANY"), and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

            1. This Officer's Certificate is being delivered pursuant to Section 4.1(b)(iii) of the Receivables Sale Agreement dated as of January 23, 2003 by and between the Company and RFC Capital Corporation (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

            2. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects.

            3. The Company has complied in all material respects with all the covenants set forth in the Agreement and has satisfied in all material respects the condition precedent set forth in Section 4.1 of the Agreement.

            4. No Event of Seller Default has occurred and is continuing, nor has an event occurred which with the passage of time or notice or both would become such an Event of Seller Default.

      The foregoing certifications are made and delivered this 23rd day of January 2003.

                                     By:  ___________________________
                                     Name:  Russell I. Zuckerman
                                     Title: Vice President/Secretary/General
                                            Counsel

                                                                       Exhibit F

                 Description of Collateral to be included on UCC-1

All of Seller's right, title and interest in, to and under the following types and items of personal property, whether they be accounts, general intangibles or any other type of personal property, and whether now owned and existing or hereafter acquired or arising.

      (A) All "Accounts" (as defined below) and (1) all payments of principal of or interest on such Accounts; (2) all amounts on deposit with respect to Accounts from time to time in the Lockbox Accounts and the Collection Account;
(3) all other rights relating to and payments made in respect of this Agreement; and (4) all proceeds in respect of all of the foregoing types and items of property; and

      (B) All of Seller's "Customer Base" (as defined below).

      As used herein, the following terms have the following meanings:

      "Accounts" means (a) an account or account receivable arising from the provision or sale of telecommunication services (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of the Payor with respect thereto; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Accounts; (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Account; (d) all cash collections and other cash proceeds of such Account with respect to any of the foregoing; (e) all "Records" (as defined below) with respect to any of the foregoing; and (f) all proceeds of any of the foregoing.

      "Contract" means an agreement (or agreements) pursuant to, or under which a Payor shall be obligated to pay for telecommunication services rendered by the Seller from time to time.

      "Customer Base" means all of the Seller's past, present and future customer contracts, agreements, LOA's or other arrangements, any customer list and Record relating thereto and any information regarding prospective customers and contracts, agreements, LOA's or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing.

      "Records" means all Contracts, LOA's and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or its agent with respect to Accounts.

      Notwithstanding anything to the contrary herein, the term "Accounts" and "Customer Base" shall not include those assets, including accounts receivable, of Seller sold or to be sold pursuant to: (i) that certain Asset Contribution Agreement, dated as of December 31, 2002, among Xspedius Equipment Leasing, LLC and Mpower Holding Corporation, (ii) that certain Asset Purchase Agreement, dated as of January 7, 2003, among LDMI Telecommunications, Inc., Mpower Communications Corp., and Mpower Lease Corp., (iii) that certain Asset Purchase Agreement, dated as of January 8, 2003, among Florida Digital Network, Inc., Southern Digital Network, Inc., Mpower Holding Corporation, Mpower Communications Corp., and Mpower Lease Corporation, or (iv) that certain (a) Letter of Intent dated January 7, 2003; and (b) any Asset Purchase Agreement to be entered into with respect to the sale of those assets of Seller that relate to Seller's business and operations in the State of Ohio, including accounts receivables, between Mpower Holding Corporation and LDMI Telecommunications, Inc.

                          FORM OF SECRETARY'S CERTIFICATE
                                 FOR THE GUARANTOR

      I, Russell I. Zuckerman, hereby certify that I am the Senior Vice President, General Counsel and Corporate Secretary of Mpower Holding Corporation, a Delaware corporation (the "COMPANY"), and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY that:

      1.    Attached hereto as Exhibit A is a true, correct and complete copy of
            (i) the Company's Certificate of Incorporation certified by the Secretary of State of Delaware and (ii) a certificate as to the good standing of the Company from the Secretary of State of Delaware dated as of a recent date. The Company's Certificate of Incorporation has not been amended since the date of the last amendment thereto shown on such certificate of good standing and no amendment to the Company's Certificate of Incorporation has been authorized by the Board of Directors of the Company.

      2. Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws of the Company as in effect as of the date hereof.

      3. Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company on January 14, 2003 approving the execution and delivery of that certain Continuing Guaranty Unlimited, dated as of the date hereof, between the Company and RFC Capital Corporation (the "Guaranty"). Such resolutions have not been amended or modified, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors or by any committee of or designated by the Board of Directors relating to the matters set forth therein.

      4. Each of the persons listed below has been duly elected to and now holds the office of the Company below his or her name and is currently serving in such capacity, and the signature of each such person set forth opposite his or her name is his or her true and genuine signature:

                Name and Office                                   Signature
                ---------------                                   ---------
            Rolla P. Huff, Chairman and CEO
                                                             -------------------

            S. Gregory Clevenger, Executive VP and
               Chief Financial Officer
                                                             -------------------

            Joseph M. Wetzel, President and
               Chief Operating Officer
                                                             -------------------

            Russell I. Zuckerman, Senior Vice President,
               General Counsel, Corporate Secretary
                                                             -------------------

            Michael Tschiderer, Vice President,
               Finance, Controller
                                                             -------------------

      5. No proceeding for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets is pending or, to the best of my knowledge, threatened and no action has been taken by the Company in contemplation of the foregoing.

      6. There is no litigation pending, or to my knowledge, threatened, which, if determined adversely to the Company, would adversely affect the execution, delivery or enforceability of the Agreement

      IN WITNESS WHEREOF, I have executed this Certificate this 23rd day of January, 2003.

                                            By: ____________________________
                                                  Russell I. Zuckerman
                                      Sr. Vice President, General Counsel and
                                                   Corporate Secretary

            I, Rolla P. Huff, Chairman and CEO of the Company do hereby certify that Russell I. Zuckerman, is the duly elected, qualified and acting Secretary of the Company and the signature above is his genuine signature.

                                             By:_____________________
                                                 Rolla P. Huff
                                                 Chairman and CEO

GUARANTOR: Mpower Holding Corporation     OBLIGOR: Mpower Communications Corp.

ADDRESS:                                  ADDRESSS:   175 Sully's Trail
                                                      Suite 300
                                                      Pittsford, NY  14534

CONTINUING GUARANTY
UNLIMITED

      This Continuing Guaranty Unlimited (this "Guaranty") is made as of the ____ day of January, 2003.

                                   WITNESSETH

      WHEREAS, Mpower Communications Corp., a Nevada corporation ("Obligor") and RFC Capital Corporation ("RFC") have or may, from time to time, enter into agreements, including, but not limited to, that certain Receivables Sale Agreement of even date herewith (the "Receivables Sale Agreement," and, together with any document executed or delivered thereunder, the "Transaction Documents");

      WHEREAS, Mpower Holding Corporation ("Guarantor") will directly and indirectly benefit from the accommodations made to the Obligor pursuant to the Transaction Documents; and

      WHEREAS, in order to induce RFC to continue to make the accommodations under the Transaction Documents, Guarantor desires to guarantee Obligor's obligations under the Transaction Documents in accordance with the terms and conditions of this Guaranty.

      NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      For the purpose of inducing RFC to enter into agreements with Obligor, Guarantor hereby unconditionally guarantees the prompt and full payment to RFC when due, whether by acceleration or otherwise, of all Obligations of any kind for which Obligor is now or may hereafter become liable to RFC in any manner.

      The word "Obligations" means, without limitation, all indebtedness, debts and liabilities of Obligor to RFC, either created by Obligor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, under the Transaction Documents, or other agreement or instrument, and any and all renewals of, extensions of or substitutes therefor, pursuant to terms of the Transaction Documents or such other instruments and related documents.

      Guarantor hereby promises that if one or more of the Obligations are not paid promptly when due, Guarantor will, upon request of RFC, pay the Obligations to RFC, irrespective of any action or lack of action on RFC's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor. Guarantor represents, warrants, covenants and agrees that, except with the prior written consent of RFC, Guarantor shall not make any loan, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade), investment in, contribution of capital to, or purchase from or otherwise acquire the stock, notes, debentures or other securities of an affiliate.

      Guarantor waives notice of any and all acceptances of this Guaranty. This Guaranty is a continuing guaranty, and, in addition to covering all present Obligations of Obligor to RFC, will extend to all future Obligations of Obligor to RFC, whether such Obligations are reduced, amended, or entirely extinguished and thereafter increased or reincurred. This Guaranty is made and will remain in effect until the Obligations are paid in full and until the Obligor has no right to request further advances under the documents or instruments evidencing the Obligations. RFC's rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by RFC upon the bankruptcy, insolvency or reorganization of Obligor, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

      In the event Guarantor at any time shall pay any sums on account of any Obligations or take any other action in performance of any Obligations, Guarantor shall be subrogated to the rights, powers, privileges and remedies of the RFC in respect of such Obligations; provided that all such rights of subrogation and all claims and indebtedness arising therefrom shall be, and Guarantor hereby agrees that the same are, and shall be at all times, in all respects subordinate and junior to all Obligations, and provided, further, that Guarantor hereby agrees that Guarantor shall not seek to exercise any such rights of subrogation, reimbursement, exoneration, or indemnity whatsoever or any rights of recourse to any security for any of the Obligations unless or until all Obligations shall have been indefeasibly paid in full in cash and duly and fully performed.

      Guarantor waives presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waives notice of sale or other disposition of any collateral or security now held or hereafter acquired by RFC. Guarantor agrees that no extension of time, whether one or more, nor any other indulgence granted by RFC to Obligor, or to Guarantor, and no omission or delay on RFC's part in exercising any right against, or in taking any action to collect from or pursue RFC's remedies against Obligor or Guarantor, or any of them, will release, discharge or modify the duties of Guarantor. Guarantor agrees that RFC may, without notice to or further consent from Guarantor, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantor hereunder. Guarantor further agrees that RFC will not be required to pursue or exhaust any of its rights or remedies against Obligor or Guarantor, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantor.

      Within 120 days after the end of each fiscal year, Guarantor agrees to provide to RFC true and complete audited financial statements, including a balance sheet and statements of income and surplus, and a statement of cash flows, prepared in accordance with GAAP and reviewed by independent public accountants satisfactory to RFC. Additionally, Guarantor agrees to provide completed tax returns together with all schedules thereto within 10 days of filing. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect on the date hereof. Guarantor further agrees that failure to furnish such financial statements or to perform the covenants set forth below may constitute or be deemed to constitute a default or event of default of the Obligations. Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which Guarantor may have now or acquire hereafter to the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

      Guarantor agrees that any and all claims of Guarantor against Obligor, any other Guarantor or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations. Notwithstanding any right of Guarantor to ask, demand, sue for, take or receive any payment from Obligor, all rights and liens of Guarantor, whether now or hereafter arising and howsoever existing, in any assets of Obligor (whether constituting part of the collateral securing the Obligations or otherwise) shall be and hereby are subordinated to the rights of RFC in those assets. Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid and satisfied and all financing arrangements between Obligor and RFC have been terminated.

      If all or any part of the assets of Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Obligor is dissolved or if substantially all of the assets of Obligor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of Obligor to Guarantor ("Obligor Indebtedness") shall be paid or delivered directly to RFC for application on any of the Obligations, due or to become due, until such Obligations shall have first been fully paid and satisfied. Guarantor irrevocably authorizes and empowers RFC to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of Guarantor such proofs of claim and take such other action, in RFC's own name or in the name of Guarantor or otherwise, as RFC may deem necessary or advisable for the enforcement of this Guaranty. RFC may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by Guarantor upon or with respect to Obligor Indebtedness prior to the satisfaction of all of the Obligations and the termination of all financing arrangements between Obligor and RFC, Guarantor shall receive and hold the same in trust, as trustee, for the benefit of RFC and shall forthwith deliver the same to RFC, in precisely the form received (except for the endorsement or assignment of Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by Guarantor as the property of RFC. If Guarantor fails to make any such endorsement or assignment to RFC, RFC or any of its officers or employees are hereby irrevocably authorized to make the same. Guarantor agrees that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements between Obligor and RFC have been terminated, Guarantor will not assign or transfer any claim Guarantor has or may have against Obligor.

WAIVER OF RIGHT TO TRIAL BY JURY

      GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR OR RFC WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR OR RFC MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF THE RIGHT OF GUARANTOR TO TRIAL BY JURY.

      If any Obligation of Obligor is assigned by RFC, this Guaranty will inure to the benefit of RFC's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantor from any duty to RFC hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be construed in accordance with the law of the State of Ohio.

      The liabilities evidenced hereby may from time to time be evidenced by another guaranty or guaranties given in substitution or reaffirmation hereof. Any security interest or mortgage which secures the liabilities evidenced hereby shall remain in full force and effect notwithstanding any such substitution or reaffirmation.

      If at the time of payment of the Obligations and any discharge hereof, Guarantor shall be then directly or contingently liable to RFC as maker, indorser, surety or guarantor of any other loan or obligation whether the same shall be evidenced by a note, bill of exchange, agreement of guaranty or other instrument, then RFC may continue to hold any collateral of Guarantor as security therefor, even though this Guaranty shall have been surrendered to Guarantor. RFC shall not be bound to take any steps necessary to preserve any rights in the collateral against prior parties. If any Obligations hereunder are not paid when due, RFC may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to any collateral, and shall have the rights of a secured party under the law of the State of Ohio. Guarantor shall be liable for any deficiency.

      The undersigned, pursuant to due corporate authority as of the date set forth above.

                                          GUARANTOR:

                                          Mpower Holding Corporation

                                          By:
                                              --------------------------------
                                                  Rolla P. Huff

                                          Its:  Chief Executive Officer
                                              --------------------------------

                          MINUTES OF A SPECIAL MEETING
                            OF THE BOARD OF DIRECTORS
                                       OF
                           MPOWER HOLDING CORPORATION
                               ON JANUARY 14, 2003

      A special meeting of the Board of Directors of Mpower Holding Corporation (the "Company"), was held by telephone conference on January 14, 2003. The following Directors of the Company were present: Rolla P. Huff, Chairman of the Board and Chief Executive Officer, Joseph M. Wetzel, President and Chief Operating Officer, S. Gregory Clevenger, Executive Vice President and Chief Financial Officer, Michael M. Earley, Michael E. Cahr, Richard Shorten and Robert M. Pomeroy. Also present were Russell I. Zuckerman, Senior Vice President, General Counsel and Secretary.

      The meeting was called to order at 4:00 p.m. by Mr. Huff, who served as chairman of the meeting. Mr. Zuckerman acted as secretary of the meeting.

      The first order of business was a discussion of the need to execute a guaranty (the "Guaranty") of Mpower Communications Corp.'s obligations to RFC Capital Corporation ("RFC") pursuant to a Receivables Sale Agreement. Upon motion of Mr. Huff, seconded by Mr. Cahr, the following Resolution was unanimously adopted.

      RESOLVED, that the Officers of this Company be and they hereby are authorized on behalf of and in the name of this Company to enter into and perform that certain Guaranty or modifications, amendments or supplements thereof or thereto, guaranteeing the obligations of Mpower Communications Corp. to RFC pursuant to a certain Receivables Sale Agreement, and to execute and deliver said Guaranty and any other documents to be executed in relation to, or pursuant to said Guaranty; and said Officers are authorized to execute and deliver all such instruments and documents and do all such things as maybe required to complete the execution and deliver of the Guaranty; and all acts and things of the nature herein referred to, heretofore and hereafter done by the said Officers or any of them, are hereby approved, ratified and confirmed.

      RESOLVED FURTHER, that the authority conferred upon said Officers by this Resolution shall remain in full force until written notice of revocation thereof shall have been received by RFC Capital Corporation and a copy of this Resolution, certified by its Chairman and Chief Executive Officer and its Secretary, respectively, with the seal of this Company affixed, is delivered to RFC Capital Corporation.

      We, Rolla P. Huff and Russell I. Zuckerman, hereby certify that we are the Chairman and Chief Executive Officer and Secretary, respectively, of Mpower Holding Corporation, and that the foregoing Resolution was duly and regularly passed as stated above, by the said Board of Directors at a meeting of said Board of Directors, duly and regularly called and held by telephone conference at the time and place hereinbefore stated.

      IN WITNESS WHEREOF, we are hereunto signed our names as Chairman and Chief

Executive Officer and Secretary, an affixed the seal of said Corporation as of January ___, 2003.


--------------------------------             -------------------------------
Rolla P. Huff, Chairman and                    Russell I. Zuckerman, Esq.
    Chief Executive Officer                     Secretary of the meeting